                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 15, 2001



                             VIROPHARMA INCORPORATED
                             -----------------------
                 (Exact name of issuer as specified in charter)



          DELAWARE                    0-021699                  23-2789550
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
     of Incorporation or                 file                 Identification
        Organization)                  number)                   Number)



                             405 EAGLEVIEW BOULEVARD
                            EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)


                                 (610) 458-7300
              (Registrant's telephone number, including area code)
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Item 5 - Other Events.

     On November 15, 2001, ViroPharma Incorporated ("ViroPharma") announced that it had entered into an underwriting agreement with Morgan Stanley & Co. Incorporated ("Morgan Stanley") for the sale of 4,000,000 shares of its common stock. Proceeds to ViroPharma from the sale are expected to be approximately $82.8 million, prior to offering expenses. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

     In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 of ViroPharma previously filed with the Securities and Exchange Commission (File No. 333-64482), which Registration Statement was declared effective by the Commission on October 19, 2001, ViroPharma is filing an Underwriting Agreement dated November 14, 2001 between ViroPharma and Morgan Stanley as Exhibit 1.2 to such Registration Statement and the opinion of Pepper Hamilton LLP, regarding the validity of the common stock to be sold by ViroPharma pursuant to such Underwriting Agreement as Exhibit 5.2 to such Registration Statement.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     Exhibit No.   Description
     -----------   -----------
     1.2           Underwriting Agreement dated November 14, 2001 between
                   ViroPharma Incorporated and Morgan Stanley & Co.
                   Incorporated

     5.2           Opinion of Pepper Hamilton LLP. Filed herewith.

     23.4 Consent of Pepper Hamilton LLP (included as part of their opinion filed herewith).

     99.1          ViroPharma Incorporated Press Release dated November 15, 2001
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                                   Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             VIROPHARMA INCORPORATED



Date: November 15, 2001                    By: /s/ Michel de Rosen
                                               -------------------
                                           Michel de Rosen
                                           President and Chief Executive Officer
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                                Index to Exhibits

     Exhibit No.   Description
     -----------   -----------
     1.2           Underwriting Agreement dated November 14, 2001 between
                   ViroPharma Incorporated and Morgan Stanley & Co.
                   Incorporated

     5.2           Opinion of Pepper Hamilton LLP. Filed herewith.

     23.4 Consent of Pepper Hamilton LLP (included as part of their opinion filed herewith).

     99.1          ViroPharma Incorporated Press Release dated November 15, 2001